                                                                      EXHIBIT 11


                         EARNINGS PER SHARE COMPUTATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                     Three Month Period    Six Month Period
                                                        Ended June 30,      Ended June 30,
                                                     ------------------   -----------------
                                                       1997       1996      1997      1996
                                                     --------   -------   -------   -------
EARNINGS PER COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARE:
  Net Income                                          $ 5,008   $ 2,214   $10,701   $ 5,230
                                                      =======   =======   =======   =======
  Shares:
  Weighted average number of common
      shares outstanding                               20,831    17,841    20,896    17,821
  Weighted average number of additional shares
      issuable for common stock equivalents(a)          1,222       841     1,309       808
                                                      -------   -------   -------   -------
         Adjusted common shares                        22,053    18,682    22,205    18,629
                                                      =======   =======   =======   =======

EARNINGS PER SHARE - PRIMARY                          $  0.23   $  0.12   $  0.48   $  0.28
                                                      =======   =======   =======   =======

EARNINGS PER COMMON SHARE ASSUMING
  FULL DILUTION:
  Net Income                                          $ 5,008   $ 2,214   $10,701   $ 5,230
                                                      =======   =======   =======   =======
  Shares:
  Weighted average number of common
      shares outstanding                               20,831    17,841    20,896    17,821
  Weighted average number of additional shares
      issuable for all dilutive common stock
      equivalents(a)                                    1,353       870     1,375       823
                                                      -------   -------   -------   -------
         Shares as adjusted for all dilutants          22,184    18,711    22,271    18,644
                                                      =======   =======   =======   =======

EARNINGS PER SHARE - FULLY DILUTED                    $  0.23   $  0.12   $  0.48   $  0.28
                                                      =======   =======   =======   =======

(a) Shares issuable were derived using the "Treasury Stock Method" for all dilutive common stock equivalents.